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                                                                    Exhibit 99.1

                                  PRESS RELEASE


FOR IMMEDIATE RELEASE

   PEN HOLDINGS, INC. FILES VOLUNTARY PETITIONS FOR CHAPTER 11 REORGANIZATION

Nashville, TN, January 25, 2002 -- Pen Holdings, Inc. ("Pen Holdings") announced today that on January 24, 2002 it and certain of its subsidiaries filed voluntary petitions for Chapter 11 reorganization with the U.S. Bankruptcy Court for the Middle District of Tennessee.

In conjunction with the company's Chapter 11 filings, Pen Holdings has obtained the Court's interim approval to utilize cash collateral which will enable the company to continue normal business operations.

Petitions for Chapter 11 reorganization have also been filed for five of Pen Holdings' subsidiaries, including Pen Coal Corporation, The Elk Horn Coal Corporation, River Marine Terminals, Inc., Marine Terminals Incorporated and Pen Land Company.

In connection with the filings, Pen Holdings has gained Bankruptcy Court approval of a variety of motions to support its employees, vendors, customers and other constituents. The company expects to continue employee pay and benefits without disruption. During the restructuring process, vendors and suppliers will be paid under normal terms for goods or services provided to Pen Holdings or its subsidiaries during the reorganization.

"The last year has been an extremely challenging one for our company. Our liquidity position was severely impaired by the ultimate outcome of the Cheyenne Resources, Inc. litigation, and compounded by adverse mining conditions at our Fork Creek operations. We, along with our advisors, have worked vigorously to explore various measures to remedy these circumstances, but have found no viable alternative to date. A great deal of analysis and deliberation has gone into the decision to seek relief under Chapter 11 and this was an extremely difficult decision for us to make, as we have a talented, loyal and dedicated group of employees. However, we intend to continue to explore scenarios that we believe will be beneficial to our employees, vendors, customers and other interested parties. This voluntary, but difficult, decision enables us to continue our operations with a high level of commitment," said William E. Beckner, President and Chief Executive Officer and majority shareholder of Pen Holdings.

Pen Holdings and its consolidated subsidiaries (the "Company") are primarily engaged in the mining and sale of coal, selling predominantly to utility companies. The Company also receives royalty income from coal reserves leased to other companies. The Company's coal reserves and mining operations are located in Kentucky and West Virginia.

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The statements contained in this press release that are not historical facts are
"forward looking statements" (as such term is defined in the Private Securities Litigation Reform Act of 1995), which statements can be identified by the use of forward looking terminology such as "believes," "expects," "may," "will," "should," "intends," "anticipates," or "forecasts" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. Management cautions the reader that these forward looking statements are only predictions. No assurance can be given that future results will be achieved; actual events or results may differ materially as a result of risks facing the Company. Such risks include, but are not limited to the outcome of the Chapter 11 process, the Company's reliance on long-term sales contracts, the Company's reliance on long-term mineral leases, the competitive environment in which the Company operates, the risks inherent to the mining industry, acquisitions, government regulation, reclamation and mine closure accruals, the effects of Clean Air Act Amendments on the coal industry, replacement and recoverability of coal reserves, economic conditions in the coal industry generally and technological developments. Such risks could cause actual results to vary materially from the future results indicated, expressed or implied, in such forward looking statements.

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For additional information please contact:
MARK A. OLDHAM, SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
(615) 371-7300